Exhibit 10.8

EARGO, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee members of the board of directors (the “Board”) of Eargo, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”) effective as of [_______] (the “Effective Date”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Program shall remain in effect until it is revised or rescinded by further action of the Board. The terms and conditions of this Program shall supersede any prior cash or equity compensation arrangements between the Company and its Non-Employee Directors effective as of the Effective Date.

1.    Cash Compensation.

(a)    Annual Retainers. Each Non-Employee Director shall be eligible to receive an annual retainer of $40,000 for service on the Board. In addition, a Non-Employee Director shall receive the following additional annual retainers, as applicable:

(i)    Chairperson of the Board. A Non-Employee Director serving as Chairperson of the Board shall receive an additional annual retainer of $35,000 for such service.

(ii)     Chair of the Audit Committee. A Non-Employee Director serving as Chair of the Audit Committee shall receive an additional annual retainer of $20,000 for such service.

(iii)    Chair of the Compensation Committee. A Non-Employee Director serving as Chair of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service.

(iv)     Chair of the Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chair of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service.

(v)    Member of the Audit Committee. A Non-Employee Director serving as a member of the Audit Committee (other than the Chair) shall receive an additional annual retainer of $10,000 for such service.

(vi)    Member of the Compensation Committee. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chair) shall receive an additional annual retainer of $7,500 for such service.

(vii)    Member of the Nominating and Corporate Governance Committee. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chair) shall receive an additional annual retainer of $5,000 for such service.

(b)    Payment of Retainers. The annual retainers described in Section 1(a) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(a), for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such positions, as applicable.

2.    Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2020 Incentive Award Plan, as may be amended from time to time (the “Plan”), and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the same forms previously approved by the Board, setting forth the vesting schedule applicable to such awards and such other terms as may be required by the Plan.

(a)    Initial Awards. Each person who is initially elected or appointed to the Board as a Non-Employee Director shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such initial election or appointment an option to purchase that number of shares of Company common stock (the “Common Stock”) calculated by dividing (i) $200,000 by (ii) the per share grant date fair value of the option, calculated based on the 30 trading day average closing price of the Common Stock as of the date of grant (or if the date of grant is not a trading day, the immediately preceding trading day) and using assumptions published in the Company’s most recent periodic report as of the date of grant, rounded down to the nearest whole share (each, an “Initial Option”).

(b)    Annual Awards. On the date of each annual meeting of the Company’s stockholders, each Non-Employee Director who has served on the Board for at least 6 months as of such date and who will continue to serve as a Non-Employee Director immediately following such annual meeting shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting an option to purchase that number of shares of Common Stock calculated by dividing (i) $120,000 by (ii) the per share grant date fair value of the option, calculated based on the 30 trading day average closing price of the Common Stock as of the trading day immediately preceding the date of grant and using assumptions published in the Company’s most recent periodic report as of the date of grant, rounded down to the nearest whole share (each, an “Annual Option”).

(c)    Terms of Awards Granted to Non-Employee Directors.

(i)    Exercise Price. Each Initial Option and Annual Option shall have an exercise per share equal to Fair Market Value (as defined in the Plan) as of the date of grant.

(ii)    Vesting.

(A)    Initial Option. Each Initial Option shall vest and become exercisable as to 1/36th of the shares subject thereto on each monthly anniversary of the applicable date of grant such that the shares subject to the Initial Option are fully vested on the third anniversary of the grant, subject to the Non-Employee Director continuing in service to the Company through the applicable vesting date.

(B)    Annual Option. Subject to the Non-Employee Director continuing in service to the Company through the applicable vesting date, each Annual Option shall vest and become exercisable as to 1/12th of the shares subject thereto on each monthly anniversary of the applicable date of grant, provided, that if the annual meeting of the Company’s stockholders immediately following the date of grant takes place prior to the first anniversary of the date of grant, the Annual Option shall vest and become exercisable immediately prior to the annual meeting of the Company’s stockholders following the date of grant.

(iii)    Term. Each Initial Option and Annual Option shall have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of services to the Company, as set forth in the agreement evidencing the Initial Option or Annual Option.

(iv)    Accelerated Vesting.

(A)    Termination Due to Death or Disability. In the event that any Non-Employee Director terminates service with the Company due to such Non-Employee Director’s death or Disability (as defined below), each of such Non-Employee Director’s Initial Option and Annual Option(s), along with any other stock options or other equity-based awards held by such Non-Employee Director, shall vest and, if applicable, become exercisable with respect to one hundred percent (100%) of the shares subject thereto upon such termination of service. For purposes of this Program, “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(B)    Change in Control. In the event that a Change in Control (as defined in the Plan) occurs, each Initial Option and Annual Option, along with any other stock options or other equity-based awards held by any Non-Employee Director, shall vest and, if applicable, become exercisable with respect to one hundred percent (100%) of the shares subject thereto as of immediately prior to such Change in Control.

3.    Reimbursements. The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

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